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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported):November 29, 1995



                             JONES INTERCABLE, INC.
             (Exact name of registrant as specified in its charter)



      Colorado                        1-9953                      84-0613514
-----------------------         ---------------------        -------------------
(State of Organization)         (Commission File No.)           (IRS Employer
                                                             Identification No.)

P.O. Box 3309, Englewood, Colorado 80155-3309                 (303) 792-3111
---------------------------------------------------           --------------
(Address of principal executive office and Zip Code           (Registrant's
                                                               telephone no.
                                                            including area code)





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Item 2.  Acquisition of Assets

         On June 30, 1995, Jones Intercable, Inc., a Colorado corporation ("Intercable") entered into an asset purchase agreement (the "Agreement") with Columbia Associates, L.P., an unaffiliated Delaware limited partnership ("Columbia"), to acquire the cable television systems serving Dale City, Lake Ridge, Woodbridge, Fort Belvoir, Triangle, Dumfries, Quantico, Accoquan and portions of Prince William County, all in the State of Virginia (the "Dale City System").

         On July 15, 1995, Intercable assigned to a subsidiary, Jones Communications of Virginia, Inc. ("Jones of Virginia"), formerly known as Jones Intercable of Alexandria, Inc., a Colorado corporation, all of its right, title and interest as buyer under the Agreement, including but not limited to, the right to purchase the assets of the Dale City System, and Jones of Virginia assumed and agreed to pay, discharge and perform all of the obligations and duties of Intercable under the Agreement.

         On November 29, 1995, Jones of Virginia purchased the Dale City System from Columbia for $123,000,000, subject to customary closing adjustments as provided by the Agreement. The purchase price was paid from cash on hand and proceeds from the Company's $500 million credit facility.

         Jones of Virginia paid Jones Financial Group, Ltd., an affiliate of Jones of Virginia and Intercable, a fee of $1,328,400 as compensation for acting as a financial advisor in connection with this transaction.

         The Dale City System has approximately 50,000 subscribers and passes approximately 64,100 homes.





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Item 7.  Financial Statements and Exhibits

         a. Audited Financial Statements of the Dale City System are not presently available and will be filed by amendment to this Form 8-K.

         b. Pro Forma Financial Statements of Jones Intercable, Inc. are not presently available and will be filed by amendment to this Form 8-K.

         c. Asset Purchase Agreement dated as of June 30, 1995 between Columbia Associates, L.P. and Jones Intercable, Inc. is incorporated by reference from the Annual Report on Form 10-K of Jones Intercable, Inc. for fiscal year ended May 31, 1995 (Exhibit 2.8, Commission File No. 1-9953)

         d. Assignment and Assumption Agreement dated as of July 15, 1995 between Jones Intercable, Inc. and Jones Intercable of Alexandria, Inc. (now known as Jones Communications of Virginia, Inc.).





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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        JONES INTERCABLE, INC.,
                                        a Colorado corporation


Dated:  December 4, 1995                By:  /s/ Elizabeth M. Steele
                                             ----------------------------------
                                             Elizabeth M. Steele
                                             Vice President and Secretary





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                                 EXHIBIT INDEX



 2.1 Assignment and Assumption Agreement dated as of July 15, 1995 between Jones Intercable, Inc. and Jones Intercable of Alexandria, Inc.